Exhibit 10.2

EXECUTION VERSION

PLEDGE AGREEMENT

DATE:	November 6, 2025
PARTIES:
Pledgor:	PELTHOS THERAPEUTICS INC., a Nevada Corporation (the “Pledgor”) 4020 Stirrup Creek Drive, Suite 110 Durham, NC 27703 Attn: Scott M. Plesha
Secured Party:

Ligand Pharmaceuticals INCORPORATED, a Delaware Corporation, in its capacity as collateral agent for each Buyer of a Convertible Note (as defined below) (the “Secured Party”)
555 Heritage Drive, Suite 200
Jupiter, FL 33458
Attn: Richard Baxter

and

3911 Sorrento Valley Blvd., Suite 110

San Diego, CA 92121

Attn: Chief Legal Officer

RECITALS:

A.           The Pledgor is the owner of and agrees that it is pledging the Collateral (as defined below). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the senior secured convertible notes issued to each Buyer by Pledgor dated on or around the date hereof (the “Convertible Note”) or the Securities Purchase Agreement, as applicable (the “Security Purchase Agreement” together with the Convertible Note, the “Note Documents”).

B.           As a condition precedent to the Closing of the Convertible Note, the Buyers have required that Pledgor executes and delivers this Pledge Agreement in order to secure, among other things, its obligations to Secured Party under the Convertible Note and the Securities Purchase Agreement (the “Obligations”).

C.           Pledgor acknowledges and agrees that (i) it will pledge the Collateral for the benefit of Secured Party on behalf of itself and each Buyer of a Convertible Note; (ii) the Pledgor’s execution and delivery of this Pledge Agreement is a material inducement to the Buyers’ execution of the Note Documents; and (iii) without this Pledge Agreement, the Buyers would not otherwise provide the financial accommodations set forth in the Note Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Pledge.

(a)          Pledgor hereby grants to Secured Party for the benefit of itself and as representative for the benefit of its affiliates and for the benefit of each Buyer of a Convertible Note, a first priority lien on and security interest in, and acknowledges and agrees that Secured Party has and shall continue to have a continuing first priority lien on and security interest in, all right, title, and interest of the Pledgor, whether now owned or existing or hereafter created, acquired, or arising and wherever located, in and to the Collateral, subject in priority to no other lien or security interest (other than Permitted Senior Indebtedness), as security for the payment and performance of (a) the Pledgor’s Obligations (whether arising before or after the filing of a petition in bankruptcy and including, without limitation, interest which but for the filing of a petition in bankruptcy would accrue on such obligations) (collectively, the “Pledgor Debt”), (b) any and all indebtedness, obligations, and liabilities of the Pledgor to Secured Party or any affiliate of Secured Party (whether arising before or after the filing of a petition in bankruptcy and including, without limitation, interest which but for the filing of a petition in bankruptcy would accrue on such obligations) under or related to each guaranty by the Pledgor of all or any part of the Pledgor Debt, whether such indebtedness, obligations, and liabilities of the Pledgor are due or to become due, and whether now existing or hereafter arising and whether several, joint or joint and several, and (c) any and all expenses and charges, legal or otherwise, suffered or incurred by Secured Party or any affiliate of Secured Party in collecting or enforcing any of such indebtedness, obligations or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the foregoing being hereinafter referred to collectively as the “Secured Obligations”).

(b)         “Collateral” means the Pledged Receivables and all Proceeds and products of, substitutions and replacements of, and additions to, the foregoing.

(c)          “Covered Product Revenue Payment” means, for each calendar quarter from and after October 1, 2025, ten percent (10%) of all aggregate Net Sales (as defined in the Securities Purchase Agreement) of the Product (as defined in the Securities Purchase Agreement) in the Territory (as defined in the Securities Purchase Agreement); provided, however, that the Company shall only accrue five percent (5%) of such payments as liabilities until the occurrence of an Event of Default under the Note Documents.

(d)          “Pledged Receivables” means (a) the Covered Product Revenue Payments, (b) the Sato Payment (other than the Retained Sato Payment, each as defined in the Securities Purchase Agreement)), (c) all “accounts receivable” from sales and (d) all Accounts as defined in the Uniform Commercial Code as in effect in the state of New York and each other applicable jurisdiction (“UCC”), each in respect of the Pledgor and each with respect to the Covered Product Revenue Payments and the Sato Payment (other than the Retained Sato Payment).

(e)          “Proceeds” means “proceeds,” as such term is defined in the UCC, and, in any event, shall include, without limitation, (a) any and all accounts, instruments, cash or other forms of money or currency or other proceeds payable to the Pledgor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of the Pledgor against third parties in respect of the Collateral, (e) all certificates, dividends, distributions, cash, instruments and other property received or distributed in respect of or in exchange for any Collateral and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

2.            Covenants and Representations. Pledgor represents, warrants and covenants to Secured Party as follows:

(a)          Pledgor agrees to take no action that could impair or adversely affect (i) the value or validity of the Collateral or which could encumber, dilute or cloud any of Pledgor’s rights, title or interest therein or (ii) the first priority lien granted to the Secured Party, other than any security interest granted in connection with the Permitted Senior Indebtedness;

(b)          Pledgor will not make any compromise, adjustment, settlement or termination in connection with the Collateral without the prior written consent of Secured Party;

(c)          Pledgor will at all times defend the Collateral against any and all claims of any person adverse to the claims of Secured Party;

(d)          the execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of or constitute a default under the terms of any agreement, or other instrument, license, judgment, order, statute, ordinance or other governmental rule or regulation applicable to the Pledgor or the Collateral;

(e)          upon its execution and delivery, this Pledge Agreement shall create an enforceable and valid lien in the Collateral and the Pledge Agreement shall be the fully valid and enforceable obligation of the Pledgor;

(f)           Pledgor shall at all times maintain and defend the Secured Party’s security interest as a first priority security interest subject only to any security interest granted in connection with the Permitted Senior Indebtedness;

(g)          Pledgor is an entity duly organized and validly existing and in good standing under the laws of Nevada, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Pledgor is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect in relation to the Pledgor (as defined in the Securities Purchase Agreement);

(h)          Pledgor has the requisite power and authority to enter into and perform its obligations under this Pledge Agreement in accordance with the terms hereof and thereof. The execution and delivery of this Pledge Agreement by the Pledgor, and the consummation by the Pledgor of the transactions contemplated hereby and thereby have been duly authorized by the Pledgor’s board of directors or other governing body, as applicable, and no further filing, consent or authorization is required by the Pledgor, its board of directors or its shareholders or other governing body. This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law;

(i)           The execution, delivery and performance of this Pledge Agreement by the Pledgor and the consummation by the Pledgor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation (as defined in the Securities Purchase Agreement) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined in the Securities Purchase Agreement), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Pledgor or any capital stock or other securities of the Pledgor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Pledgor is a party, or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of NYSE American and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Pledgor or by which any property or asset of the Pledgor is bound or affected; except, in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect;

(j)           Pledgor is and will continue to be the legal and beneficial sole owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others except with respect to Permitted Senior Indebtedness and except for the security interest created by this Pledge Agreement, and Pledgor shall not sell, dispose of or otherwise transfer any portion of the Collateral No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing Pledgor or any trade name of Pledgor as debtor is on file in any recording office, except as may have been filed with respect to Permitted Senior Indebtedness;

(k)          This Pledge Agreement creates in favor of the Secured Party for the benefit of the Holders a valid first priority security interest in the Collateral granted by Pledgor, all filings and other actions necessary to perfect the security interest in the Collateral granted by Pledgor have been duly made or taken and are in full force and effect, and such security interest is a valid first priority lien subject to no other liens (other than with respect to Permitted Senior Indebtedness); and

(l)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required for (i) the grant by Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Pledge Agreement by Pledgor, (ii) the perfection or maintenance of the security interest created hereunder, except for the filing of financing and continuation statements under the UCC, or (iii) the exercise by the Secured Party of its rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

3.            UCC Filing.

(a)          Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that (i) describe the collateral covered thereby in any manner that Secured Party reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Pledge Agreement and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization and the type of organization. Pledgor agrees to provide such information to Secured Party promptly upon reasonable request.

(b)          Pledgor shall not (i) change its principal place of business or its chief executive office without having given the Secured Party at least fifteen (15) days’ prior written notice or (ii) change its name, its organizational identification number or its jurisdiction of organization without having given the Secured Party at least thirty (30) days’ prior written notice; provided that, in each case under clauses (i) and (ii), (x) no such change shall be permitted hereunder if not permitted under the Note Documents and (y) Pledgor shall (1) take all action (if any) that is necessary to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times perfected and in full force and effect, including filing UCC-3 statements of amendment where appropriate, and (2) reasonably promptly thereafter provide evidence of the same to the Secured Party.

4.            Events of Default. An “Event of Default” shall be the occurrence of any one or more of the following:

(a)          default in the payment when due (whether by demand, lapse of time, acceleration or otherwise) of the Secured Obligations or any part thereof; or

(b)          default in the observance or performance of any covenant set forth herein; or

(c)          any representation or warranty made by the Pledgor herein, or in any statement or certificate furnished by it pursuant hereto, shall be false in any material respect as of the date of the issuance or making thereof; or

(d)          default in the observance or performance of any terms or provisions of any mortgage, security agreement or any other instrument or document securing any Secured Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto which default continues unremedied beyond any period of grace expressly applicable thereto, or this Pledge Agreement or any such other mortgage, security agreement, instrument or document shall for any reason not be or shall cease to be in full force and effect or any of the foregoing is declared to be null and void; or

(e)          default shall occur under any evidence of indebtedness issued, assumed or guaranteed by the Pledgor or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness (whether or not such maturity is in fact accelerated), or any such indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

(f)           any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Pledgor or against any of their property or assets and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

(g)          any Event of Default (as defined in the Convertible Note) occurs or any default occurs under the Note Documents (it being expressly understood and agreed by Pledgor that any such default under the Note Documents shall, without any notice or opportunity to cure other than as expressly set forth in the such Note Document, constitute an Event of Default hereunder even if (i) such particular default is not otherwise enumerated hereunder or (ii) Pledgor would otherwise be entitled to notice and cure under this Section 4 with respect to such default).

5.            Remedies on Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any or all of the rights and remedies provided by this Pledge Agreement, and/or by any other applicable law, including without limitation (i) require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties, (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable, and (iii)(A) exercise any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the related contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to accounts that constitute part of the Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the related contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Secured Party may sell the Collateral or any part thereof, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, upon ten (10) days’ notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor, of the time and place of sale, for cash, upon credit or for future delivery, at Secured Party’s option and in Secured Party’s complete discretion:

(a)          at a public sale, including a sale at any broker’s board or exchange;

(b)          at private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as it may deem required or appropriate in the event of sale or disposition of any of the Collateral.

Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

6.            Taxes. Pledgor shall pay promptly, when due, any and all property taxes, excise taxes (however called) and other taxes, assessments, duties and other charges, which, if unpaid, might by law or otherwise become a lien or charge upon the Collateral (including any and all interest, penalties and related provisional fees) imposed, levied or assessed against the Collateral, or upon or measured by the use, ownership, possession or operation thereof, or in respect to this Pledge Agreement or the security interest in the Collateral granted and conveyed herein.

7.            Pledgor’s Failure to Pay Taxes and Other Items. If Pledgor fails to make any payment or do any act required of it under this Pledge Agreement, then Secured Party shall have the right, but not the obligation, upon three (3) days’ written notice to Pledgor, and without releasing Pledgor from any obligation under this Pledge Agreement, to make or do the same, and to pay, purchase, contest or compromise any lien which in Secured Party’s judgment places its security interest in the Collateral or Pledgor’s title to the Collateral in jeopardy, and in exercising any such rights, to expend whatever reasonable amounts Secured Party in its sole discretion may deem necessary therefor. Any amounts expended by Secured Party pursuant to this Section 7 shall be a demand obligation owing by Pledgor, which shall bear interest from the date Secured Party expends such amount until repaid at the Default Rate.

8.            Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Secured Party may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by Pledgor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will promptly with respect to Collateral: (i) authorize the Secured Party to file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by Pledgor hereunder; and (ii) deliver to the Secured Party evidence that all other actions that the Secured Party may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by Pledgor under this Agreement have been taken.

9.            Indemnification. Pledgor agrees to indemnify Secured Party and each Buyer of, for, from and against all losses, claims, demands and liabilities of every kind and nature arising by reason of the assignment and security interest granted in the Collateral, excluding any of the same arising from the negligence or willful misconduct of Secured Party, and agrees to pay all expenses, including, without limitation, expert witness fees and attorney’s fees, incurred by Secured Party or any Buyer in the preservation, realization, enforcement or exercise of any of its rights, powers or remedies hereunder.

10.          Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor’s Attorney-in-Fact (without imposing any obligations on Secured Party), to perform all acts which Secured Party deems appropriate to perfect and continue the security interest granted hereunder (the “Power of Attorney”). The Power of Attorney granted herein is coupled with an interest and is irrevocable until this Pledge Agreement shall be terminated by Secured Party.

11.          Miscellaneous.

(a)          This Pledge Agreement and all Note Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all other prior agreements, written or oral, with respect thereto.

(b)          This Pledge Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not have the right to assign or transfer respective rights or obligations under this Pledge Agreement except with the prior written consent of Secured Party. Secured Party, at any time, may sell, assign, grant or otherwise transfer, in whole or in part, the indebtedness secured hereby and Secured Party’s rights, interest and obligations under this Pledge Agreement or the Collateral and in such event, the transferee shall have the same rights, powers and authority with respect to this Pledge Agreement and the Collateral so transferred as are hereby given to Secured Party.

(c)          This Pledge Agreement may be amended, modified, renewed or extended, but only by a written instrument, executed by each of the parties hereto and the Required Holders (as defined in the Securities Purchase Agreement) in the manner of the execution of this Pledge Agreement.

(d)          This Pledge Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Pledge Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Pledgor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Secured Party or any Holder from bringing suit or taking other legal action against the Pledgor in any other jurisdiction to collect on the Pledgor’s obligations to the Secured Party or to any Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Secured Party or any Holder. THE Pledgor HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)          All parties hereto shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by any other party to establish, maintain and protect the respective rights and remedies of such other party and to carry out and effect the intents and purposes of this Pledge Agreement.

(f)           All documents, agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to Secured Party in its sole discretion and shall be provided at the sole cost and expense of Pledgor.

(g)          The representations and warranties hereunder shall survive the execution hereof and Secured Party may enforce such representations and warranties at any time. Pledgor’s covenants shall survive the execution hereof and shall be performed fully and faithfully by Pledgor at all times. The indemnities of Pledgor shall survive repayment of the indebtedness secured hereby.

(h)          If any term or provision of this Pledge Agreement, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Pledge Agreement, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

(i)           Time is of the essence of this Pledge Agreement.

12.          Notices. Except as otherwise specified herein, all notices hereunder shall be in writing and shall be given in accordance with Section 9.5 of the Loan Agreement to the relevant party at its address set forth below (or, if no such address is set forth below, at the address of the Debtor as shown on the records of Secured Party), or such other address as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Pledgor at: Pelthos Therapeutics Inc. 4020 Stirrup Creek Drive, Suite 110 Durham, NC 27703 Attn: Scott M. Plesha

to Secured Party at:

Ligand Pharmaceuticals Incorporated
555 Heritage Drive, Suite 200
Jupiter, FL 33458
Attn: Richard Baxter

and

Ligand Pharmaceuticals Incorporated

3911 Sorrento Valley Blvd., Suite 110

San Diego, CA 92121

Attn: Chief Legal Officer

13.          Recitals. The Recitals are hereby incorporated by this reference, and are deemed to be a part of this Pledge Agreement.

14.          Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

15.          Headings. The headings of the sections and paragraphs of this Pledge Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

16.          Construction. All references to the singular shall include the plural and vice versa and all references to the masculine shall include the neuter or feminine and vice versa. This Pledge Agreement has been reviewed and negotiated by counsel for each party and no ambiguity in this Pledge Agreement shall be construed against any party based upon its having prepared the same.

17.          Termination. This Pledge Agreement shall terminate upon full, final and indefeasible satisfaction of the indebtedness hereby secured, and, upon such termination, Secured Party shall return to Pledgor any of the Collateral held by Secured Party pursuant to this Pledge Agreement, and the original executed copy of this Pledge Agreement which contains an irrevocable proxy.

18.          Acknowledgment. Pledgor acknowledges that Secured Party would not agree to execute the Note Documents without the execution, delivery and performance of this Pledge Agreement by Pledgor. Pledgor further acknowledges that it has received good and sufficient consideration for the execution, delivery and performance of this Pledge Agreement.

19.          No Duty to Protect. This is a pledge and assignment of Pledgor’s rights and benefits in the Collateral without an assumption by Secured Party of any of Pledgor’s duties or obligations attendant thereto. Secured Party shall have no duty to protect, insure, collect or realize upon the Collateral or any proceeds therefrom nor shall Secured Party have any obligations to any third party by virtue of Secured Party’s possession of the Collateral.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date first above written.

PLEDGOR:

PELTHOS THERAPEUTICS INC.,
a Nevada corporation

By:	/s/ Francis P. Knuettel II

Name: Francis P. Knuettel II

Title: CFO

Signature Page to Pledge Agreement

SECURED PARTY:

LIGAND PHARMACEUTICalS INCORPORATED
a Delaware corporation

By:	/s/ Richard Baxter

Name: Richard Baxter

Title: Senior Vice President, Investment Operations

Signature Page to Pledge Agreement